EXHIBIT 10.1

COMERICA

Letter of Credit Division

COMERICA BANK
TELEX NO.: 3774155	INTERNATIONAL TRADE SERVICES
FAX NO.: 415-896-2982	201 SPEAR ST., SUITE 200
SWIFT: MNBDUS6S	SAN FRANCISCO, CA 94105

LETTER OF CREDIT

IRREVOCABLE LETTER OF CREDIT

Comp Delaware LP
c/o W. P. Carey & Co.
50 Rockefeller Plaza, 2nd Floor
New York, NY 10020
Attn: Director, Asset Management

Ladies and Gentlemen:

               At the request and on the instructions of our customer, Safeguard Delaware, Inc. (the “Applicant”), we hereby establish in your favor this Irrevocable Letter of Credit No. 595705-41 (the “Letter of Credit”) in the maximum available amount of $6,336,198.00 (Six Million Three Hundred Thirty-Six Thousand One Hundred Ninety Eight and 00/100 U.S. Dollars) (the “Maximum Amount”). This Letter of Credit is effective immediately and shall have a minimum term of one year from the date hereof (the “Initial Term”). This Letter of Credit shall expire on September 30, 2005, unless automatically extended pursuant to the following sentence. This Letter of Credit shall be automatically extended for an additional period of one (1) year from the present, or any future expiration date, but not beyond March 19, 2019 (the “Expiration Date”), unless we send you written notice at the above address by certified mail, return receipt requested, or nationally recognized overnight courier at least thirty (30) days prior to the then applicable expiration date that the Letter of Credit will not be extended by us. Notwithstanding any extension provided for above, this Letter of Credit will not be extended beyond March 19, 2019, and shall expire on, the Expiration Date. At least thirty (30) days prior to the Expiration Date, we will send you written notice at the above address by certified mail, return receipt requested, or nationally recognized overnight courier of the expiration of this Letter of Credit.

               Funds under this Letter of Credit will be made available to you against receipt by us of (1) a sight draft in the form of Annex A attached hereto and (2) your drawing certificate in the form of Annex B attached hereto, in each case appropriately completed and purportedly signed by one of your authorized officers.

               Presentation of any such sight draft and drawing certificate shall be made at our office located at 201 Spear Street, Suite 200, San Francisco, CA 94105, Attention: International Trade Services, telecopy number (415) 896-2982, during our banking hours of 8:00 a.m. Pacific Standard Time to 3:00 p.m. Pacific Standard Time.

               If a sight draft and drawing certificate are presented hereunder by sight as permitted hereunder by 11:00 a.m., Pacific Standard Time, and provided that such sight draft and drawing certificate conform to the terms and conditions of this Letter of Credit, payment shall be made to

COMERICA

Letter of Credit Division

you, or to your designee, of the amount specified, in immediately available funds, not later than 3:00 p.m., Pacific Standard Time, on the next business day. If a sight draft and a drawing certificate are presented by you hereunder after the time specified above, and provided that such sight draft and drawing certificate conform to the terms and conditions of this Letter of Credit, payment shall be made to you, or to your designee, of the amount specified, in immediately available funds, not later than 3:00 p.m., Pacific Standard Time, on the second business day. If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall send you notice within one business day that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will upon your instructions hold any documents at your disposal or return the same to you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment to the extent that you are entitled to do so and within the validity of this Letter of Credit

               Partial drawings are allowed under this Letter of Credit. Any drawing under this Letter of Credit will be paid from our general funds and not from funds or collateral deposited with or for our account by the Applicant, or pledged with or for our account by the Applicant.

               This Letter of Credit is transferable and notwithstanding Article 48 of the Uniform Customs (as defined below), this Letter of Credit may be successively transferred. Transfer of this Letter of Credit to a transferee shall be effected only upon the presentation to us of the original of this Letter of Credit accompanied by a certificate in the form of Annex C. Upon such presentation we shall transfer the same to your transferee or, if so requested by your transferee, issue a letter of credit to your transferee with provisions consistent with, and substantially the same as, this Letter of Credit. Our transfer charges, if any, are for the account of Applicant.

               Upon our honoring any presentation made under this Letter of Credit, the amount available under this Letter of Credit shall be reduced by an amount equal to the amount paid in respect to such presentation. In no case shall the amount paid under this Letter of Credit exceed, in the aggregate, the Maximum Amount.

               This Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the “Uniform Customs”), which is incorporated into the text of this Letter of Credit by this reference. This Letter of Credit shall be deemed to be issued under the laws of the State of New York and shall be governed by and construed in accordance with the laws of the State of New York with respect to matters not governed by the Uniform Customs and matters on which the Uniform Customs and the laws of the State of New York are inconsistent.

Very truly yours,

COMERICA BANK

By:	/s/ Danita D. Cherry

Name:	DANITA D. CHERRY

Title:	VICE PRESIDENT

COMERICA

Letter of Credit Division

ANNEX A

SIGHT DRAFT

[Date]

At Sight

               Pay to the order of [BENEFICIARY] the sum of                                                           and      /100 Dollars ($                                      ) drawn on Comerica Bank, as issuer of its Irrevocable Letter of Credit No. 595705-41 dated October 1, 2004.

[BENEFICIARY]

By:

Name:

Title:

COMERICA

Letter of Credit Division

ANNEX B

DRAWING CERTIFICATE

[Date]

Comerica Bank
201 Spear Street, Suite 200
San Francisco, CA 94105
Attention: International Trade Services

Re:	Irrevocable Letter of Credit No. 595705-41 (the “Letter of Credit”) For the Account of Safeguard Delaware, Inc. (the “Applicant”)

Ladies and Gentlemen:

               The undersigned,                                        (the “Beneficiary”) hereby certifies that:

               1.           The Beneficiary is entitled to draw the Letter of Credit by reason of the following condition (mark only one):

An Event of Default, as defined in under the Lease Agreement dated March 31, 1999 by and between CompuCom Systems, Inc., as tenant, and Comp Delaware LP, as landlord, for the property located at 7171 Forest Lane, Dallas TX, as amended by that certain First Amendment to Lease Agreement dated May 27, 2004 (the “Lease”) has occurred and is continuing.

We have received notice that the Letter of Credit will not be renewed for an additional one-year term.

               2.           Please direct payment under the Letter of Credit by wire transfer to:

[Depository Bank]
[Depository Bank Address]
ABA No.
Acct. No.

               IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate.

[BENEFICIARY]

By:

Name:

Title:

cc:	Safeguard Delaware, Inc. c/o Safeguard Scientifics, Inc., ATTN: Chief Financial Officer, 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087 [TENANT — at Tenant’s notice address in Lease]

COMERICA

Letter of Credit Division

ANNEX C

NOTICE OF TRANSFER

[Date]

Comerica Bank
201 Spear Street, Suite 200
San Francisco, CA 94105
Attention: International Trade Services

Re:	Irrevocable Letter of Credit No. 595705-41 (the “Letter of Credit”) For the Account of Safeguard Delaware, Inc. (the “Applicant”)

Ladies and Gentlemen:

               You are hereby directed to transfer and endorse the Letter of Credit to                                                           (the “Transferee”) or to issue in accordance with the terms of the Letter of Credit, a new letter of credit to the Transferee having the same terms as the Letter of Credit.

               We submit herewith for endorsement or cancellation the original of the Letter of Credit.

Very truly yours,

[BENEFICIARY]

By:

Name:

Title: